EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Winmark Corporation:

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 16, 2006 with respect to the consolidated financial statements, which report and statements appear in the annual report on Form 10-K for the fiscal year-ended December 31, 2005 of Winmark Corporation incorporated herein by reference.

/s/ KPMG LLP

Minneapolis, Minnesota
November 15, 2006